UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2013

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough Drive, Suite 100 Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-99.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director.
On March 14, 2013, the board of directors of Noble Energy, Inc. (the “Company”) increased the size of the board from nine to ten members and, to fill the resulting vacancy, elected Molly K. Williamson as a director effective as of that date to serve until the next annual meeting of the Company's stockholders, at which she will stand for reelection. As of the date of this report, Ms. Williamson has not been appointed to any committee of the Company's board of directors. The Company will file an amendment to this report to disclose any such appointment within four business days after the information is determined or becomes available.
In connection with her appointment and pursuant to the Company's director compensation program for non-employee directors, Ms. Williamson will receive an annual retainer of $75,000 (pro rated for her period of service), plus a fee of $2,000 for each board or committee meeting attended, to be paid pro rata on a monthly basis. As a newly elected non-employee director, Ms. Williamson also received equity compensation valued at $250,000, consisting of a grant of 2,717 stock options and an award of 1,078 shares of restricted stock pursuant to the Company's 2005 Stock Plan For Non-Employee Directors. Ms. Williamson's compensation is consistent with the Company's other non-employee directors as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 22, 2012. Ms. Williamson also entered into the Company's customary form of indemnity agreement on March 14, 2013 upon her election to the board.
A copy of the press release announcing Ms. Williamson's election to the Company's board of directors is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is furnished as part of this report on Form 8-K:

99.1	Press release dated March 15, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: March 18, 2013	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated March 15, 2013